UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2005

                             ACCUPOLL HOLDING CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                       000-32849                 11-2751630
           ------                       ---------                 ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

           15101 RED HILL AVENUE, SUITE 220, TUSTIN, CALIFORNIA 92780
           ----------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (949) 200-4000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 30, 2005, AccuPoll Holding Corp. (the "Company") entered into an agreement (the "Amendment") increasing the principal amount of a loan from Philip G. Trubey, one of the Company's directors, by $132,416 to $288,626. The loan is documented by a promissory note (the "Note") in the principal amount of $288,626, as amended. The principal amount of the Note plus interest at the rate of 10% per annum is due at any time upon demand by Mr. Trubey until May 23, 2007.

      In connection with the Amendment, the Company entered into an intellectual property security agreement (the "Security Agreement") with Mr. Trubey dated September 30, 2005. Pursuant to the Security Agreement, the Company granted Mr. Trubey a security interest in all of the Company's intellectual property as collateral for the payment and performance of the Company's obligations under the Note. Management of the Company believes the terms of the Note, as amended, and the Security Agreement are at least as favorable as could be obtained from unrelated third parties.

ITEM 8.01 OTHER EVENTS.

      On September 15, 2005, the Company entered into a Master Selling Agreement (the "Agreement") to engage Continental Advisors, S.A. (Lux.) as a master placement agent to arrange and negotiate a private placement of up to $20 million in debt or equity securities (the "Securities") through other designated placement agents on a best efforts basis. The Agreement expires on the earlier of: (a) September 15, 2006; or (b) the final closing date of a private placement for aggregate gross proceeds of approximately $20 million (the "Termination Date"). As compensation for its services, the Company agreed to pay Continental Advisors, S.A. (Lux.) the following finder's fees: (a) 13% of all amounts received by the Company for Securities sold in the proposed private placement, payable in cash; (b) warrants to purchase such number of shares of the Company's common stock equal to 13% of the total number of shares of common stock issuable upon conversion or exercise of Securities sold in the proposed private placement with an exercise price equal to the conversion price of the Securities, if they are convertible securities, or the offer price of the Securities if they are shares of common stock; (c) an additional 4% of all amounts received by the Company for up to the first $1 million of Securities sold commencing September 15, 2005, payable half in cash and, at the Company's discretion, half in either cash or warrants on terms described above; and (d) a warrant to purchase 6 million shares of the Company's common stock through cashless exercise. If the Company sells Securities to any party during the 180 days following the Termination Date, then the Company must pay a finder's fee to Continental Advisors, S.A. (Lux.), but only if such party is identified to the Company by Continental Advisors, S.A. (Lux.) and set forth in writing and delivered to the Company within 30 days following the Termination Date.

      Andreea M. Porcelli, a current director of the Company, is an independent consultant to Continental Advisors, S.A. (Lux.).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (C) EXHIBITS.

EXHIBIT
NUMBER                                   DESCRIPTION
--------------------------------------------------------------------------------
4.1               Promissory Note dated May 23, 2005 issued to Philip G. Trubey
4.2 Amendment No. 1, dated September 30, 2005, to Promissory Note dated May 23, 2005 issued to Philip G. Trubey
10.1 Intellectual Property Security Agreement made as of September 30, 2005 by and between AccuPoll Holding Corp. and Philip G. Trubey
99.1 Master Selling Agreement dated September 15, 2005 between Continental Advisors, S.A. and AccuPoll Holding Corp.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ACCUPOLL HOLDING CORP.


Date: October 3, 2005                           /s/ William E. Nixon
                                                --------------------------------
                                                William E. Nixon
                                                Chief Executive Officer